SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 11, 2011
Waste Management, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12154	73-1309529
(State or Other Jurisdiction of	(Commission File	(IRS Employer Identification
Incorporation)	Number)	No.)

1001 Fannin, Suite 4000 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 11, 2011, the Board of Directors of Waste Management, Inc. (the “Company”) elected Bradbury H. Anderson as a member of the Board. Mr. Anderson will serve as a member of the Board’s Nominating and Governance Committee and Management Development and Compensation Committee.
     Mr. Anderson, age 62, was most recently employed as chief executive officer of Best Buy Co., Inc. for approximately seven years, and he served as vice chairman of its board for over eight years. Mr. Anderson retired from both positions effective June 2009 and June 2010, respectively. Mr. Anderson joined Best Buy in 1973. Prior to becoming chief executive officer, he served as executive vice president from 1986 to 1991 and president and chief operating officer from 1991 to 2002. Mr. Anderson currently serves on the board of directors of Carlson, a private travel and hospitality company, and General Mills.
     A copy of the news release relating to this disclosure is furnished herewith as Exhibit 99.1.
     Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	News release dated August 15, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.
Date: August 16, 2011	By:	/s/ Rick L Wittenbraker
Rick L Wittenbraker
Senior Vice President

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	News release dated August 15, 2011.

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